EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Paychex, Inc. (the “Company”) on Form 10-Q for the period ended November 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, B. THOMAS GOLISANO, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC upon request.

Date:  December 18, 2003

/s/ B. Thomas Golisano B. Thomas Golisano Chairman, President, and Chief Executive Officer